Exhibit 1.1

Cencora, Inc.

€500,000,000 2.875% Senior Notes due 2028

€500,000,000 3.625% Senior Notes due 2032

Underwriting Agreement

May 15, 2025

BNP PARIBAS

Citigroup Global Markets Limited

J.P. Morgan Securities plc

Société Générale

As Representatives of the
several Underwriters listed
in Schedule 1 hereto

c/o BNP PARIBAS

16 boulevard des Italiens

75009 Paris

France

c/o Citigroup Global Markets
Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

c/o J.P. Morgan Securities plc

25 Bank Street, Canary Wharf

London E14 5JP

United Kingdom

c/o Société Générale
29 boulevard Haussmann
75009 Paris

France

Ladies and Gentlemen:

Cencora, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), €500,000,000 principal amount of its 2.875% Senior Notes due 2028 (the “2028 Notes”) and €500,000,000 principal amount of its 3.625% Senior Notes due 2032 (the “2032 Notes” and, together with the 2028 Notes, the “Securities”). The 2028 Notes will be issued pursuant to an Indenture dated November 19, 2009, as supplemented and amended by the Sixteenth Supplemental Indenture thereto, to be dated as of May 22, 2025 (as so supplemented and amended, the “2028 Note Indenture”) between the Company, as issuer, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”). The 2032 Notes will be issued pursuant to an Indenture dated November 19, 2009, as supplemented and amended by the Seventeenth Supplemental Indenture thereto, to be dated as of May 22, 2025 (as so supplemented and amended, the “2032 Note Indenture” and together with the 2028 Note Indenture, the “Indentures”) between the Company, as issuer, and the Trustee. In connection with the issuance and sale of the Securities, the Company will enter into an Agency Agreement to be dated as of May 22, 2025 (the “Agency Agreement”) among the Company, U.S. Bank Europe DAC, as paying agent (the “Paying Agent”), and the Trustee, as transfer agent, registrar and trustee.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.            Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333- 283481), on November 26, 2024, relating to the Securities. Such registration statement, as amended at the Effective Time (as defined below), including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any preliminary prospectus supplement specifically relating to the Securities filed with the Commission pursuant to Rule 424 under the Securities Act, together with the accompanying Prospectus, dated November 26, 2024 (the “Basic Prospectus”), and the term “Prospectus” means the Basic Prospectus as amended and supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein (including the documents filed as exhibits to such incorporated documents), and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement specifically relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein, in each case, filed after the date of this Agreement. For purposes of this Agreement, the term “Effective Time” means the most recent effective date of the Registration Statement with respect to the offering of the Securities, as determined for the Company pursuant to Rule 430B of the Securities Act.

At or prior to the Time of Sale (as defined below), the Company will have prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated May 15, 2025 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto. For purposes of this Agreement, “Time of Sale” means 7:40 P.M., London time, on the date hereof.

2.              Purchase of the Securities by the Underwriters.

(a)            The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company (i) the respective principal amount of 2028 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.710% of the principal amount thereof for the 2028 Notes and (ii) the respective principal amount of 2032 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.357% of the principal amount thereof for the 2032 Notes, in each case, plus accrued interest, if any, from May 22, 2025 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)            The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus in compliance with the Selling Restrictions (as defined below). The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)            Payment for and delivery of the Securities will be made at the offices of Cravath, Swaine & Moore LLP at 10:00 A.M., London time, on May 22, 2025, or at such other time or place on the same or such other date, not later than the seventh business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)            Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to a common depositary of Euroclear Bank, SA/NV as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) or their respective nominees, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Representatives not later than 1:00 P.M., London time, on the business day prior to the Closing Date. On behalf of the Underwriters, the Settlement Lead Manager (as defined below), or such other Underwriter as the Underwriters may agree, shall coordinate with the Company with respect to settlement of the Securities on the Closing Date. The Settlement Lead Manager acknowledges that the Securities represented by the Global Notes will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Lead Manager, the terms of which include a third-party beneficiary clause (“stipulation pour autrui”) with the Company as the third-party beneficiary and provide that such Securities are to be delivered to others only against payment of the net subscription monies for the Securities (i.e. less the discounts, commissions and expenses to be deducted from the subscription monies) into the Commissionaire Account on a delivery against payment basis. The Settlement Lead Manager acknowledges that (i) the Securities represented by the Global Notes shall be held to the order of the Company as set out above and (ii) the net subscription monies for the Securities (i.e. less the discounts, commissions and expenses to be deducted from the subscription monies) received in the Commissionaire Account will be held on behalf of the Company until such time as they are transferred to the Company’s order. The Settlement Lead Manager undertakes that the net subscription monies for the Securities (i.e. less the discounts, commissions and expenses to be deducted from the subscription monies) will be transferred to the Company’s order promptly following receipt of such monies in the Commissionaire Account. The Company acknowledges and accepts the benefit of the third-party beneficiary clause (stipulation pour autrui) pursuant to the Civil Code of Belgium and Luxembourg, as applicable, in respect of the Commissionaire Account.

(e)            The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering), which does not constitute a recommendation, investment advice or solicitation of any action by the Underwriters. The Underwriters are not acting as a financial advisor or a fiduciary to, or an agent of, the Company or any other entity or person. Additionally, the Underwriters are not advising the Company or any other entity or person as to any legal, tax, investment, accounting, financial or regulatory matters in any jurisdiction and none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall not have any responsibility or liability to the Company with respect thereto, except as expressly set forth in this Agreement. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.              Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)            Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)            Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c)            Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto as constituting the free writing prospectuses included in the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d)            Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the Company’s knowledge, threatened by the Commission. As of the Effective Time, the Registration Statement complied, and as of the date of any amendment thereto after the Effective Time will comply, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”) and did not and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto, the Prospectus did not, and as so amended or supplemented, will not as of the date of such amendment or supplement and as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e)            Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when filed with the Commission conformed or will conform, as the case may be, in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(f)            Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; except as otherwise set forth therein or in the Registration Statement, the Time of Sale Information and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)            No Material Adverse Change. Since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there have been no material adverse changes, or any developments that would, individually or in the aggregate, reasonably be expected to result in a material adverse change, in the financial condition, results of operations or business of the Company and its subsidiaries (taken as a whole), whether or not arising in the ordinary course of business; (ii) there have been no transactions entered into by the Company or its subsidiaries other than those in the ordinary course of business, which are material with respect to the Company or its subsidiaries (taken as a whole), other than as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, other than as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(h)            Organization and Good Standing of the Company. The Company and its subsidiaries listed in Annex D hereto have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, and the Company is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the financial condition, results of operations or business of the Company and its subsidiaries (taken as a whole) (a “Material Adverse Effect”). The subsidiaries listed in Annex D hereto are the only significant subsidiaries of the Company.

(i)            Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interest in the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company (except for shares necessary to qualify directors or to maintain any minimum number of stockholders required by law), free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except (i) as described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) for such liens, charges, encumbrances, security interests, restrictions on voting or transfer or any other claims of any third party that are immaterial to the Company and the subsidiaries, taken as a whole.

(j)            Authorization of the Indentures. Each of the Indentures has been duly and validly authorized by the Company and, when duly executed and delivered by the proper officers of the Company (assuming due and valid authorization, execution and delivery by the Trustee), will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by Federal or state securities laws or public policy relating thereto. Each of the Indentures has been qualified under the Trust Indenture Act and conforms to the requirements of the Trust Indenture Act.

(k)            Authorization of the Securities. The Securities have been duly and validly authorized by the Company and, when duly executed by the proper officers of the Company in accordance with the terms of the applicable Indenture (assuming due authentication of the Securities by the Trustee in accordance with the terms of the Indenture) and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered and will constitute the legal, valid and binding obligations of the Company, entitled to the benefits of the applicable Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(l)             Authorization of this Agreement. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company.

(m)           Authorization, Etc. of the Agency Agreement. The Agency Agreement has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Paying Agent and the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

(n)            Descriptions of the Indentures and the Securities. The Indentures and the Securities will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(o)            No Violation or Default. Neither the Company nor any of its subsidiaries (i) is in violation of its respective certificate of incorporation or by-laws or other organizational documents, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and (iii) of this paragraph for such defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Underwriters to enforce their rights hereunder.

(p)            No Conflicts. The execution, delivery and performance of this Agreement, the Securities and the Indentures (collectively, the “Transaction Documents”) by the Company, the consummation of the transactions contemplated by the Transaction Documents (including the issuance and sale of the Securities and the use or proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus) and the compliance by the Company with its obligations under the Transaction Documents (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement, license or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or by-laws or other organizational documents of the Company or any of its subsidiaries and (iii) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in the case of clauses (i) and (iii) of this paragraph, for such conflicts, breaches or violations which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the ability of the Underwriters to enforce their rights hereunder.

(q)            No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Securities under the Securities Act, (ii) the qualification of the Indentures under the Trust Indenture Act, (iii) any such consents, approvals, authorizations, orders, licenses and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state or foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters and (iv) any such approvals under the applicable rules and regulations of the New York Stock Exchange (“NYSE”) as may be required to list the Securities on the NYSE.

(r)             Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings or regulatory investigations pending to which the Company or any of its subsidiaries is or may be a party or of which any property or assets of the Company or any of its subsidiaries is or may be the subject that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(s)            Independent Accountants. Ernst & Young LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t)             Title to Real and Personal Property. Except as set forth in the Registration Statement, the Time of Sale of Information and the Prospectus, the Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property necessary to conduct their respective businesses as described in the Time of Sale Information and the Prospectus, in each case, free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u)            Title to Intellectual Property. Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, (i) the Company and its subsidiaries, own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know how necessary for the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except for such items that, if not available for use in the business of the Company or its subsidiaries, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) there are no proceedings pending before a governmental authority in which the Company or its subsidiaries is a party or, to the knowledge of the Company, any proceedings threatened against the Company or its subsidiaries by any other person challenging the rights of the Company or its subsidiaries with respect to the foregoing which, if determined adversely to the Company or its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)            Investment Company Act. The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(w)           Taxes. The Company and its subsidiaries have filed all material federal, state and foreign tax returns or have properly requested extensions thereof and have paid all material taxes required to be paid by any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements in respect of all material federal, state and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(x)            Licenses and Permits. Each of the Company and its subsidiaries has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and to conduct its businesses in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any of the Permits or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, other than such revocations, modifications or non-renewals that would not, individually or in the aggregate, have a Material Adverse Effect.

(y)            No Labor Disputes. Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, no labor disturbances by the employees of the Company or any of its subsidiaries exist or, to the knowledge of the Company, are imminent that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)            Compliance with Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements relating to the protection of human health and safety, the environment, or natural resources or to the use, generation, handling, storage, transportation or disposal of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which compliance includes obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have no current or reasonably foreseeable liability or obligation with respect to, and have not received notice of any actual or potential liability or obligation for, the investigation or remediation of any spill, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants at any location, except, in the case of clauses (i) and (ii) of this paragraph, where such non-compliance with, or obligation or liability under, Environmental Laws would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. There is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed that monetary sanctions of $300,000 or more will not be imposed. None of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(aa)         Disclosure Controls. The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act); such “disclosure controls and procedures” are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. As of the Company’s last regular evaluation of the effectiveness of its disclosure controls and procedures, the Company determined that they are effective in all material respects to perform the functions for which they were established as required by Rule 13a-15 of the Exchange Act. Except as specified in the documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, since the date of the most recent evaluation of such disclosure controls and procedures, to the knowledge of the Company, there have been no significant changes (including corrective actions) in disclosure controls and procedures that could reasonably be expected to significantly affect the effectiveness of such disclosure controls and procedures.

(bb)         Internal Control Over Financial Reporting. The Company maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of the final day of the Company’s most recently completed fiscal quarter, the Company’s internal control over financial reporting was effective and the Company is not aware of any changes in its internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, its internal control over financial reporting.

(cc)         No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws (collectively, the “Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable Anti-Corruption Laws.

(dd)         Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee)         No Conflict with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees nor, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Kherson, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the Crimea region of Ukraine and other Covered Regions (as defined in the Executive Order 14065) of Ukraine identified pursuant to the Executive Order 14065 (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute, invest in or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. None of the representations and warranties made in this Section 3(ee) shall be sought by or made to any Underwriter if and to the extent that it would result in a violation of or conflict with (i) Council Regulation (EC) No. 2271/1996 of November 22, 1996, as amended from time to time (the “EU Blocking Regulation”), or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union or (ii) the EU Blocking Regulation as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended).

(ff)         Compliance with FSMA. Neither the Company nor any of its affiliates or any person acting on their behalf (other than the Underwriters or any of their affiliates with respect to whom no representation is made) has (i) taken any action that is designed to or that has constituted or that could be expected to cause or result in stabilization or manipulation of the price of the Securities, (ii) issued any press release or other public announcement referring to the proposed offering of the Securities that does not adequately disclose the fact that stabilizing action may take place with respect to the Securities or (iii) taken any action or omitted to take any action that may result in the loss by the Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities Act or by the UK Financial Services and Markets Act 2000, as amended (the “FSMA”). The Company has not distributed and, prior to the later to occur of (i) the time of delivery of the Securities and (ii) the completion of the distribution of the Securities, will not distribute any material in connection with the offering and sale of the Securities other than the Time of Sale Information, the Prospectus and other materials, if any, permitted by the FSMA, or regulations promulgated pursuant to the FSMA, and approved by the parties to this Agreement.

(gg)       Cybersecurity; Data Protection. Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i)  to the knowledge of the Company, there has been no material security breach or other material compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data maintained by the Company or its subsidiaries of their respective customers, employees, suppliers, vendors or other third parties), equipment or technology (collectively, “IT Systems and Data”); (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; (iii)  to the knowledge of the Company, the Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iv) the Company and its subsidiaries maintain and enforce policies and procedures designed to promote and ensure compliance with all such applicable laws or statutes and all such applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations. The Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(hh)         Data Privacy and Security. Except where failure to do so would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations, including without limitation the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. § § 17921 et seq.), each as amended, and the regulations promulgated thereunder, the European Union General Data Protection Regulation (EU 2016/679), the California Consumer Protection Act and other statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of Personal Data (as defined below) (collectively, the “Privacy Laws”). Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures and all contractual obligations of the Company and its subsidiaries relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). Except where failure to do so would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policies have, to the knowledge of the Company, been in violation of any applicable laws and regulatory rules or requirements. Except as would not reasonably be expected to have a Material Adverse Effect, there is no pending, or to the knowledge of the Company, threatened, action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging that the Company or any of its subsidiaries failed to comply with any Privacy Law. “Personal Data” means all personal or personally identifiable information pertaining to a natural person.

(ii)            No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(jj)           No Registration Rights. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or otherwise previously waived, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Company, the sale of the Securities to be sold hereunder.

(kk)         Margin Rules. The Company has not taken, and will not take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

(ll)          Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis.

(mm)       Statistical and Market Data. All statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is based on or derived from sources that the Company reasonably believes to be reliable and accurate.

(nn)        Sarbanes-Oxley Act. Except for failures that, individually or in aggregate, are immaterial, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(oo)        Status under the Securities Act. The Company is not an ineligible issuer and the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

4.              Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)            Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period (as defined below); and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in such quantities as the Representatives may reasonably request promptly after such request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)            Delivery of Copies. During the Prospectus Delivery Period (as defined below), the Company will deliver, without charge, if requested, to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith, and (B) as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)            Amendments or Supplements; Issuer Free Writing Prospectuses. In connection with the transactions contemplated by this Agreement, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)            Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)            Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f)            Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)            Blue Sky Compliance. The Company will promptly from time to time take such action as the Underwriters may reasonably request to qualify the Securities for offering and sale under the state securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities (provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction in which it is not now so qualified or to take any action that would subject it to service of process in any jurisdiction in which it is not now so subject or subject to taxation, other than suits arising out of the offering or sale of the Securities).

(h)            Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)            Clear Market. During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(j)            Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(k)           Euroclear/Clearstream. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through the facilities of Euroclear/Clearstream.

(l)            No Stabilization. Neither the Company nor any of its affiliates or any person acting on their behalf (other than the Underwriters or any of their affiliates with respect to whom no covenant or agreement is made) will (i) take any action that is designed to or that constitutes or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities or (ii) take any action or omit to take any action (such as issuing any press release relating to the Securities without an appropriate legend) that would result in the loss by the Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities Act or the FSMA.

(m)          Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)           No Withholding. All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.

(o)           Exchange Listing. The Company will use its reasonable best efforts to effect and maintain the admission, listing and trading of the Securities on the NYSE as promptly as practicable.

5.              Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees, severally and not jointly, that:

(a)            It has not used, authorized use of, referred to, or participated in the planning for use of, and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company), other than (i) a free writing prospectus that, solely as a result of such use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 under the Securities Act, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii) of this paragraph, an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.

(b)            It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(c)            It will be bound by and comply with the provisions set out in Schedule 2 (“Selling Restrictions”) hereto.

6.              Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)            Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)            Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date (other than to the extent any such representation or warranty is made expressly to a certain date, in which case it shall be true and correct as of such date), and the Company shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and the respective statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on the date of such certificate and on and as of the Closing Date (other than to the extent any such representation or warranty is made expressly to a certain date, in which case it shall be true and correct as of such date).

(c)            No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced or privately informed the Company that it has under surveillance or review (with possible negative implications) its rating of any of the Company’s debt securities.

(d)           No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)            Officer’s Certificates. The Representatives shall have received on and as of the Closing Date (x) a certificate from the Company, dated as of the Closing Date, signed by a Vice President of the Company who has specific knowledge of the Company’s financial matters confirming that (A) such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, (B) to the knowledge of such officer, (i) the representations set forth in Sections 3(b) and (d) hereof are true and correct as of the date hereof and as of the Closing Date, (ii) the other representations and warranties of the Company in this Agreement are true and correct as of the date hereof and as of the Closing Date (or, to the extent any such representation or warranty is made expressly to a certain date, on and as of such certain date), (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iv) the conditions set forth in paragraphs (a), (c) and (d) above have been satisfied and (v) the issuance and sale of the Securities pursuant to this Agreement will not violate any of the financial ratios or other similar financial restrictions contained in credit agreements and other agreements respecting indebtedness of the Company to be specified in such certificate and (y) a certificate from the Company, dated as of the date hereof and as of the Closing Date, signed by the Company’s chief financial or accounting officer, in form and substance reasonably satisfactory to the Representatives with respect to certain financial data contained in the Time of Sale Information and the Prospectus, respectively.

(f)            Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)            Opinion of Counsel for the Company. Each of Morgan, Lewis & Bockius LLP and the Executive Vice President and Chief Legal Officer of the Company, shall have furnished to the Representatives, at the request of the Company, a written opinion, addressed to the Underwriters and dated the Closing Date, substantially in the form attached (i) in Annex A-1 hereto in respect of Morgan, Lewis & Bockius LLP and (ii) in Annex A-2 hereto in respect of the Chief Legal Officer.

(h)            10b-5 Statement of Counsel for the Company. Each of Morgan, Lewis & Bockius LLP and the Executive Vice President and Chief Legal Officer of the Company, shall have furnished to the Representatives, at the request of the Company, a written 10b-5 Statement, addressed to the Underwriters and dated the Closing Date, substantially in the form attached (i) in Annex A-3 hereto in respect of Morgan, Lewis & Bockius LLP and (ii) in Annex A-4 hereto in respect of the Chief Legal Officer.

(i)             Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 Statement of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as it may reasonably request to enable it to pass upon such matters.

(j)             No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k)            Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and each of its domestic subsidiaries listed in Annex D in their respective jurisdictions of organization and good standing of the Company in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)             Exchange Listing. The Company shall have made or caused to be made an application for the Securities to be admitted to listing and trading on the NYSE.

(m)           Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.              Indemnification and Contribution.

(a)            Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that (i) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or are caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) of this Section 7.

(b)            Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the statements concerning the Underwriters contained in the third paragraph, the third and fourth sentences of the sixth paragraph and the seventh paragraph under the caption “Underwriting” in the Prospectus and, with respect to each Underwriter, such Underwriter’s name as it appears on the cover.

(c)            Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) counsel to the Indemnified Person shall have reasonably concluded that there are or are likely to be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company and its directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)            Contribution. If the indemnification provided for in Sections 7(a) and 7(b) is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein (after giving effect to any exceptions referred to therein), then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 7(d)(i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies. The remedies provided for in paragraphs (a) through (e) of this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.              Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.              Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the NYSE or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal, New York State, European Union or British authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, any member state of the European Union or the United Kingdom, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.            Defaulting Underwriter.

(a)            If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons reasonably satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-tenth of the aggregate principal amount of all Securities to be purchased hereunder, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-tenth of the aggregate principal amount of all the Securities to be purchased hereunder, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11(a) hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)            Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.            Payment of Expenses.

(a)            Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters reasonably incurred in connection therewith); (v) any fees charged by rating agencies for rating the Securities; (vi) the fees and expenses of the Trustee and the Paying Agent (including related fees and expenses of any counsel to such parties); (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA and the approval of the Securities for book-entry transfer by Euroclear/Clearstream and all expenses and application fees related to the listing of the Securities on the NYSE; and (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors. It is understood, however, that except as provided in Section 7, Section 10 or this Section 11, the Underwriters shall pay all of their own costs and expenses, including fees of their counsel.

(b)            If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.            MiFID Product Governance Rules. Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 as implemented into the laws of the relevant member state (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(a)            Société Générale (the “EU Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus in connection with the Securities; and

(b)            the Company and each Underwriter other than the EU Manufacturer notes the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the EU Manufacturer and the related information set out in the Prospectus in connection with the Securities.

14.            UK MiFIR Product Governance Rules. Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(a)            each of BNP PARIBAS, Citigroup Global Markets Limited, J.P. Morgan Securities plc and Société Générale (each, a “UK Manufacturer” and, together, the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus in connection with the Securities; and

(b)            the Company, and each Underwriter other than the UK Manufacturers note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturers and the related information set out in the Prospectus in connection with the Securities.

15.            Contractual Recognition of EU Bail-In Powers. The Company acknowledges, accepts and agrees that liabilities arising under this Agreement may be subject to the exercise of EU Bail-in Powers (as defined below) by the Relevant EU Resolution Authority (as defined below) and acknowledges, accepts and agrees to be bound by: (i) the effect of the exercise of the EU Bail-in Powers by the Relevant EU Resolution Authority in relation to any EU BRRD Liability (as defined below) of the EU BRRD Parties (as defined below) to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (A) the reduction of all, or a portion, of the EU BRRD Liability or outstanding amounts due thereon; (B) the conversion of all, or a portion, of the EU BRRD Liability into shares, other securities or other obligations of the EU BRRD Parties or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (C) the cancellation of the EU BRRD Liability; or (D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of the Bail-in Powers by the Relevant Resolution Authority.

For the purpose of this Section 15:

(i)            “EU Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the EU BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

(ii)           “EU Bail-in Powers” means any Write-Down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant EU Bail-in Legislation.

(iii)          “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

(iv)            “EU BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

(v)             “EU BRRD Liability” means a liability in respect of which the relevant Write-Down and Conversion Powers in the applicable EU Bail-in Legislation may be exercised.

(vi)            “EU BRRD Party” means any Underwriter that that is actually or potentially subject to EU Bail-in Powers.

(vii)          “Relevant EU Resolution Authority” means the resolution authority with the ability to exercise any EU Bail-in Powers in relation to the relevant Underwriter.

The Company acknowledges and accepts that this provision is exhaustive on the matters described herein to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the Underwriters and the Company relating to the subject matter of this Agreement.

16.            Contractual Recognition of UK Bail-In Powers. The Company acknowledges, accepts and agrees that liabilities arising under this Agreement may be subject to the exercise of UK Bail-in Powers (as defined below) by the relevant UK resolution authority and acknowledges, accepts and agrees to be bound by: (i) the effect of the exercise of the UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability (as defined below) of the UK Bail-in Parties (as defined below) to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (A) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (B) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the UK Bail-in Parties or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (C) the cancellation of the UK Bail-in Liability; or (D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (ii) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of the UK Bail-in Powers by the relevant UK resolution authority.

For the purpose of this Section 16:

(i)             “UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

(ii)            “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

(iii)            “UK Bail-in Party” means any Underwriter that is actually or potentially subject to UK Bail-In Powers.

(iv)            “UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or an affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

The Company acknowledges and accepts that this provision is exhaustive on the matters described herein to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the Underwriters and the Company relating to the subject matter of this Agreement.

17.            Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 18, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.            Agreement Among Managers. The Underwriters agree as among themselves that they will be bound by and will comply with the International Capital Market Association Standard Form Agreement Among Managers Version 1 / New York Law Schedule (the “Agreement Among Managers”) and further agree that (i) references in the Agreement Among Managers to (A) the “Lead Manager” and the “Joint Bookrunners” shall mean the Representatives, (B) the “Managers” shall mean the Underwriters, and (C) the “Settlement Lead Manager” and “Stability Manager” shall mean J.P. Morgan Securities plc and (ii) Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 10 of this Agreement. For the purposes of the Agreement Among Managers, each Underwriter’s Commitment (as defined in the Agreement Among Managers) is set out opposite its name in Schedule 1 to this Agreement and references to “Securities” shall mean the 2.875% Senior Notes due 2028 and the 3.625% Senior Notes due 2032. Where there are any inconsistencies between this Agreement and the Agreement Among Managers, the terms of this Agreement shall prevail. Notwithstanding anything contained in the Agreement Among Managers, each Underwriter hereby agrees that the Settlement Lead Manager may allocate such Underwriter’s pro rata share of expenses incurred by the Underwriters in connection with the offering of the Securities to the account of such Underwriters for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case no later than 90 days following the Closing Date.

20.            Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

21.            Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or London or any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (T2), or any successor thereto, is open; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

22.            Miscellaneous.

(a)            Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives BNP PARIBAS, 16 boulevard des Italiens, 75009 Paris, France, Attention: Debt Syndicate Desk (emails: dl.syndsupportbonds@uk.bnpparibas.com and christian.stewart@us.bnpparibas.com); c/o Citigroup Global Markets Limited, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Attention: Syndicate Desk (fax: +44 20 7986 1927); J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention: Head of International Syndicate (email: emea_syndicate@jpmorgan.com); and Société Générale, Immeuble Basalte, 17 Cours Valmy, CS 50318, 92972 Paris La Défense Cedex, France, Attention: Syndicate Desk GLBA/SYN/CAP/BND (telephone: +33 (0)1 42 13 32 16; email: eur-glba-syn-cap@sgcib.com). Notices to the Company shall be given to it at Cencora, Inc., 1 West First Avenue, Conshohocken, PA 19428; Attention: Corporate Secretary, with a copy to Morgan, Lewis & Bockius LLP, 2222 Market Street, Philadelphia, PA 19103, Attention: James W. McKenzie, Jr. and Andrew T. Budreika.

(c)            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)            Judgment Currency. The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars in the New York or London foreign exchange markets with the amount of the judgment currency in accordance with normal banking procedures at the rate of exchange prevailing on the first day (other than a Saturday or Sunday) on which banks in New York or London are generally open for business following receipt of the payment referred to above with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency. If the U.S. dollars so purchased by an indemnified person are greater than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder (based on the rate of exchange used for purposes of such judgment or order), such Underwriter or controlling person of such Underwriter agrees to rebate to the Company an amount equal to the excess of the U.S. dollars so purchased over such sum originally due to such Underwriter or controlling person of such Underwriter hereunder.

(e)           Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f)            Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(g)           Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)           Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CENCORA, INC.

By:	/s/ James F. Cleary
	Name:	James F. Cleary
	Title:	Executive Vice President & Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted: As of the date first above written.

BNP PARIBAS

By:	/s/ Vikas Katyal
	Name:	Vikas Katyal
	Title:	Authorised Signatory

By:	/s/ Chiara Picarelli
	Name:	Chiara Picarelli
	Title:	Authorised Signatory

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Abraham Omotoso
	Name:	Abraham Omotoso
	Title:	Delegated Signatory

J.P. MORGAN SECURITIES PLC

By:	/s/ Robert Chambers
	Name:	Robert Chambers
	Title:	Executive Director

SOCIéTé GéNéRALE

By:	/s/ Michael Shapiro
	Name:	Michael Shapiro
	Title:	Head of Debt Capital Markets

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

MERRILL LYNCH INTERNATIONAL

By:	/s/ Angus Reynolds
	Name:	Angus Reynolds
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

MORGAN STANLEY & CO.
INTERNATIONAL PLC

By:	/s/ Kathryn McArdle
	Name:	Kathryn McArdle
	Title:	Executive Director

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

SCOTIABANK (IRELAND) DESIGNATED
ACTIVITY COMPANY

By:	/s/ Pauline Donohoe
	Name:	Pauline Donohoe
	Title:	MD, Head CM, SIDAC

By:	/s/ Nicola Vavasour
	Name:	Nicola Vavasour
	Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

THE TORONTO-DOMINION BANK

By:	/s/ Laura O’Connor
	Name:	Laura O’Connor
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ William J. Carney
	Name:	William J. Carney
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

WELLS FARGO SECURITIES
INTERNATIONAL LIMITED

By:	/s/ Patrick Duhig
	Name:	Patrick Duhig
	Title:	Managing Director, DCM

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

PNC CAPITAL MARKETS LLC

By:	/s/ Mitchell O’Shell
	Name:	Mitchell O’Shell
	Title:	Senior Associate

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

TRUIST SECURITIES, INC.

By:	/s/ Robert Nordlinger
	Name:	Robert Nordlinger
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Accepted: As of the date first above written.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Marco Dillman
	Name:	Marco Dillmann
	Title:	Exec. Director

By:	/s/ Steffen Thiemann
	Name:	Steffen Thiemann
	Title:	Senior Vice President

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

MUFG SECURITIES EMEA PLC

By:	/s/ Corina Painter
	Name:	Corina Painter
	Title:	Authorised Signatory

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

WAUBANK SECURITIES LLC

By:	/s/ David M. Diez
	Name:	David M. Diez
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of 2028 Notes to be Purchased	Principal Amount of 2032 Notes to be Purchased
BNP PARIBAS	€57,500,000	€57,500,000
Citigroup Global Markets Limited	€57,500,000	€57,500,000
J.P. Morgan Securities plc	€57,500,000	€57,500,000
Société Générale	€57,500,000	€57,500,000
Merrill Lynch International	€31,250,000	€31,250,000
Morgan Stanley & Co. International plc	€31,250,000	€31,250,000
Scotiabank (Ireland) Designated Activity Company	€31,250,000	€31,250,000
The Toronto-Dominion Bank	€31,250,000	€31,250,000
U.S. Bancorp Investments, Inc.	€31,250,000	€31,250,000
Wells Fargo Securities International Limited	€31,250,000	€31,250,000
PNC Capital Markets LLC	€22,500,000	€22,500,000
Truist Securities, Inc.	€22,500,000	€22,500,000
Banco Bilbao Vizcaya Argentaria, S.A.	€12,500,000	€12,500,000
MUFG Securities EMEA plc	€12,500,000	€12,500,000
Waubank Securities LLC	€12,500,000	€12,500,000
Total	€500,000,000	€500,000,000

Schedule 2

Selling Restrictions

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:

(1)	the expression “retail investor means a person who is one (or more) of the following:

(a)	a retail client as defined in point (11) of Article 4(1) of MiFID II;

(b)	a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(c)	not a qualified investor as defined in Regulation 2017/1129/EU (as amended, the “Prospectus Regulation”); and

(2)	the expression “offer” means a communication to persons in any form and by any means, presenting sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by Regulation 1286/2014/EU (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(1)	a retail investor means a person who is one (or more) of the following:

(a)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA;

(b)	a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA: or

(c)	not a qualified investor as defined in Article 2 of the UK Prospectus Regulation, and

(2)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by the UK PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement and the accompanying prospectus is only being distributed to and is only directed at (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (2) high net worth entities and other persons falling within Article 49(2)(a) to (d) of the Order, or (3) other persons to whom it may otherwise lawfully be communicated or caused to be communicated (each such person being referred to as a “Relevant Person). The notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. Any person who is not a Relevant Person should not act or rely on this prospectus supplement and the accompanying prospectus, or any of their contents.

Each underwriter has represented, warranted and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to us; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, sold or advertised, directly or indirectly, into or from Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder or (ii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) and which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong). No advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder.

This prospectus supplement has not been reviewed or approved by any regulatory authorities in Hong Kong, including the Securities and Future Commissions and the Companies Registry of Hong Kong and neither had it been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed (in whole or in part) in Hong Kong or be used for any purpose in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the notes will be required, and is deemed by the acquisition of the notes, to confirm that he is aware of the restriction on offers of the notes described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any notes in circumstances that contravene any such restrictions. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended). Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:

•	to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

•	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

•	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities- based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (“CMP”), unless otherwise specified before an offer of notes, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”) in relation to the offering. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the notes or this offering do not constitute a prospectus, product disclosure statement or other disclosure document as defined in the Corporations Act 2001 (Cth) (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any prospectus or documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the Dubai International Financial Centre.

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Notice to Prospective Investors in the United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompany prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Annex A-1

FORM OF OPINION OF MORGAN, LEWIS & BOCKIUS LLP,
COUNSEL TO THE COMPANY

(a)            The Preliminary Prospectus and the Prospectus were filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified on the face of such document on May 15, 2025 and May 16, 2025, respectively.

(b)            To such counsel’s knowledge, no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. To such counsel’s knowledge, no order suspending the effectiveness of the Registration Statement has been issued by the Commission, nor, to such counsel’s knowledge, is a proceeding for that purpose pending before or threatened by the Commission.

(c)            The Registration Statement (other than the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom, and the report of management’s assessment of the effectiveness of internal control over financial reporting, and the auditor’s attestation report on the effectiveness of internal control over financial reporting, as to which such counsel expresses no opinion), on the date it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act.

(d)            The Prospectus (other than the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom, and the report of management’s assessment of the effectiveness of internal control over financial reporting, and the auditor’s attestation report on the effectiveness of internal control over financial reporting, as to which such counsel expresses no opinion), as of the date of such document, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act.

(e)            The Company is validly existing and in good standing under the laws of the State of Delaware, its jurisdiction of incorporation, and the Company is duly qualified to do business as a foreign corporation and is in good standing in the State of California and the State of Missouri. The Company has the requisite corporate power and authority necessary to own or hold its properties and to conduct its business as it is now being conducted, except where the failure to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(f)            The Company has the requisite corporate power and authority to execute and deliver each Transaction Document to which it is a party and to perform its obligations thereunder; and all corporate action required to be taken for the due authorization, execution and delivery of each Transaction Document to which it is a party and the consummation of the transactions contemplated thereby has been duly and validly taken by the Company.

(g)            The Indentures have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(h)            The Securities have been duly authorized for issuance and sale by the Company pursuant to the Underwriting Agreement and the Indentures and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indentures and delivered to the Underwriters against payment of the purchase price therefor in accordance with the terms of the Underwriting Agreement, will constitute the legal, valid and binding obligations of the Company, entitled to the benefits of the Indentures and enforceable against the Company in accordance with their terms.

(i)             The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(j)             The statements set forth under the captions “Description of Notes” and “Description of Debt Securities” in the Time of Sale Information and the Prospectus, insofar as they purport to constitute a summary of the terms of the Securities, provide a fair summary of such terms in all material respects, the statements set forth under the caption “U.S. Federal Income Tax Consequences” in the Time of Sale Information and the Prospectus, insofar as such statements purport to describe certain federal income tax laws and regulations of the United States of America, are accurate in all material respects and the statements set forth under the caption “Certain European Union Tax Considerations” in the Time of Sale Information and the Prospectus, insofar as such statements purport to describe certain laws implemented in the EU Member States and regulations proposed by the European Commission, are accurate in all material respects.

(k)            The execution and delivery by the Company of the Transaction Documents to which it is a party and the performance of its obligations thereunder on the date hereof, the consummation of the transactions contemplated by the Transaction Documents and the issuance and sale of the Securities (i) will not result in a breach or violation of any agreement or document set forth on Exhibit A thereto to which the Company is party, (ii) will not result in a violation of the provisions of the Company’s Amended and Restated Certificate of Incorporation or the Company’s Amended and Restated Bylaws and (iii) will not violate the General Corporation Law of the State of Delaware, the federal laws of the United States of America, the laws of the State of New York or the laws of the Commonwealth of Pennsylvania that, in such counsel’s experience, are generally applicable to transactions in the nature of those contemplated by the Underwriting Agreement, except that such counsel expresses no opinion in this paragraph regarding any federal securities laws, foreign securities laws or state securities or “blue sky” laws.

(l)             No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution and delivery by the Company of the Transaction Documents to which it is a party and the performance of its obligations thereunder on the date hereof, the consummation of the transactions contemplated by the Transaction Documents, or the issuance and sale of the Securities except (i) for the registration of the Securities under the Securities Act, (ii) for the qualification of the Indentures under the Trust Indenture Act, and (iii) such as may be required under any state securities or “blue sky” laws or foreign securities laws of the various jurisdictions in which the Securities are being offered by the underwriters thereof, as to which we express no opinion.

(m)            The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(n)            The Company has not taken any action that might cause the Underwriting Agreement or the issuance or sale of the Securities to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

Such opinions shall be subject to customary limitations, exceptions, qualifications and assumptions.

In rendering such opinions, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

The opinions of Morgan, Lewis & Bockius LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Annex A-2

FORM OF OPINION OF THE EXECUTIVE VICE PRESIDENT AND CHIEF LEGAL OFFICER OF THE COMPANY

(a)            The authorized shares of stock of the Company consist of 600,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share.

(b)            To my knowledge, (A) except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings or regulatory investigations pending to which the Company or any of its subsidiaries is or may be a party or of which any property or assets of the Company or any of its subsidiaries is or may be the subject that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent the Company from timely (i) executing or delivering the Transaction Documents to which it is party or performing its obligations thereunder on the date hereof, (ii) consummating the transactions contemplated by the Transaction Documents or (iii) issuing or selling the Securities, and, to my knowledge, no such proceedings are threatened by governmental authorities or others, and (B) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

Such opinions shall be subject to customary limitations, exceptions, qualifications and assumptions.

The opinions of the Executive Vice President and Chief Legal Officer of the Company, described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Annex A-3

FORM OF 10B-5 STATEMENT OF MORGAN, LEWIS & BOCKIUS LLP,
COUNSEL TO THE COMPANY

Such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of its independent public accountants and counsel at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed and nothing came to such counsel’s attention that caused such counsel to believe that (i) the Registration Statement, on the most recent effective date, pursuant to Rule 430B(f)(2) under the Securities Act, or the part of the Shelf Registration Statement relating to the Securities for purposes of the liability of the Underwriters under Section 11 of the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Time of Sale Information, considered as a whole at the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its date, or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (a) such counsel shall not be required to pass on or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectus (except with respect to certain legal matters, as and to the extent set forth in paragraph 10 in such counsel’s written opinion letter, dated the date hereof delivered to the Representatives pursuant to Section 6(g) of the Underwriting Agreement) and (b) such counsel shall not be required to express any belief with respect to the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom (including any such data presented in interactive data format) or the report of management’s attestation of the effectiveness of internal control over financial reporting and the auditor’s attestation report thereon, in each case, contained in the Registration Statement, the Time of Sale Information or the Prospectus.

Such statement shall be subject to customary limitations, exceptions, qualifications and assumptions.

In rendering such statement, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

The statement of Morgan, Lewis & Bockius LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Annex A-4

FORM OF 10B-5 STATEMENT OF THE EXECUTIVE VICE PRESIDENT AND CHIEF LEGAL OFFICER OF THE COMPANY

The Executive Vice President and Chief Legal Officer shall also state that, on the basis of the information she has gained in her capacity as Executive Vice President and Chief Legal Officer of the Company, nothing came to her attention that caused her to believe that (i) the Registration Statement, on the most recent effective date, pursuant to Rule 430B(f)(2) under the Securities Act, or the part of the Shelf Registration Statement relating to the Securities for purposes of the liability of the Underwriters under Section 11 of the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Time of Sale Information, considered as a whole at the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its date, or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (a) the Executive Vice President and Chief Legal Officer shall not be required to pass on or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectus and (b) the Executive Vice President and Chief Legal Officer shall not be required to express any belief with respect to the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom (including any such data presented in interactive data format) or the report of management’s attestation of the effectiveness of internal control over financial reporting and the auditor’s attestation report thereon, in each case, contained in the Registration Statement, the Time of Sale Information or the Prospectus.

Such statement shall be subject to customary limitations, exceptions, qualifications and assumptions.

The statement of the Executive Vice President and Chief Legal Officer of the Company, described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Annex B

Free Writing Prospectuses Included in the Time of Sale Information

1.	Term Sheet containing the terms of the Securities, substantially in the form of Annex C.

Annex C

Cencora, Inc.

€500,000,000 2.875% Senior Notes due 2028

€500,000,000 3.625 % Senior Notes due 2032

Pricing Term Sheet

	€500,000,000 2.875% Senior Notes due 2028	€500,000,000 3.625% Senior Notes due 2032
Issuer:	Cencora, Inc.
Offering Format:	SEC Registered
Trade Date:	May 15, 2025
Settlement Date*:	May 22, 2025 (T+5)
Joint Book-Running Managers:

BNP PARIBAS

Citigroup Global Markets Limited

J.P. Morgan Securities plc

Société Générale
Merrill Lynch International
Morgan Stanley & Co. International plc
Scotiabank (Ireland) Designated Activity Company
The Toronto-Dominion Bank
U.S. Bancorp Investments, Inc.
Wells Fargo Securities International Limited

Senior Co-Managers:	PNC Capital Markets LLC Truist Securities, Inc.
Co-Managers:	Banco Bilbao Vizcaya Argentaria, S.A. MUFG Securities EMEA plc WauBank Securities LLC
Security Title:	2.875% Senior Notes due 2028	3.625% Senior Notes due 2032
Principal Amount:	€500,000,000	€500,000,000
Coupon:	2.875%	3.625%
Maturity Date:	May 22, 2028	May 22, 2032

Public Offering Price:	99.960% of the principal amount	99.757% of the principal amount
Spread to Mid-Swap:	77 basis points	125 basis points
Mid-Swap Rate:	2.119%	2.415%
Yield to Maturity:	2.889%	3.665%
Benchmark Bund:	OBL 2.200% due April 13, 2028	DBR 0.000% due February 15, 2032
Spread to Benchmark Bund:	94.4 basis points	129.1 basis points
Benchmark Bund Price:	100.71	85.36
Benchmark Bund Yield:	1.945%	2.374%
Ratings**:	A- (Fitch) / Baa2 (Moody’s) / BBB+ (S&P)
Interest Payment Date:	Annually on May 22, beginning on May 22, 2026
Make-Whole Call:	Comparable Government Bond Rate plus 15 basis points	Comparable Government Bond Rate plus 20 basis points
Par Call:	Par call on or after April 22, 2028 (the date that is one month prior to maturity)	Par call on or after February 22, 2032 (the date that is three months prior to maturity)
Optional Redemption for Tax Reasons:	Par call upon the occurrence of specified tax events described under “Description of the Notes — Redemption for Tax Reasons” in the prospectus supplement
Change of Control Triggering Event Put:	101% of principal amount plus accrued interest to the date of purchase
Clearing:	Global notes will be deposited with a common depositary for Euroclear Bank SA/NV and Clearstream Banking S.A.
Expected Listing:

The issuer intends to apply to list the notes on the New York Stock Exchange and expects trading in the notes on the New York Stock Exchange to begin within 30 days after the original issue date of the notes

Governing Law:	New York
Day Count Convention:	ACTUAL/ACTUAL (ICMA)
Denominations:	€100,000 and integral multiples of €1,000 in excess thereof
Stabilization:	FCA/ICMA applies
Common Code:	307124629	307124637
ISIN:	XS3071246295	XS3071246378
CUSIP:	03073EAZ8	03073EBA2
Prohibition of Sales to EEA/UK Retail Investors:	Applicable
MiFID II/UK MiFIR Target Market:	Eligible counterparties and professional clients only (all distribution channels)

* It is expected that delivery of the notes will be made against payment therefor on or about May 22, 2025, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is one business day prior to the settlement date will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their own advisors.

** Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed an automatic shelf registration statement, including a prospectus dated November 26, 2024 (File No. 333- 283481), and a preliminary prospectus supplement dated May 15, 2025 with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP PARIBAS at +44-020-7595-8222; Citigroup Global Markets Limited toll-free at (800) 831-9146; J.P. Morgan Securities plc toll-free at +44-207-134-2468 (non-U.S. investors) or J.P. Morgan Securities LLC (collect) at (212) 834-4533 (U.S. investors); or Société Générale toll-free at 1-(855)-881-2108.

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/EU (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation 1286/2014/EU (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. The prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. The prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation 2017/565/EU as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation 2017/1129/EU as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation 1286/2014/EU as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. The prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. The prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (an “EU distributor”) should take into consideration the manufacturers’ target market assessment; however, an EU distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation 600/2014/EU as it forms part of domestic law of the United Kingdom (the “UK”) by virtue of the EUWA (“UK MiFIR”) and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “UK distributor”) should take into consideration the manufacturers’ target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

In the UK, this final pricing term sheet is only being distributed to, and are only directed at (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (2) high net worth entities and other persons falling within Article 49(2)(a) to (d) of the Order, or (3) other persons to whom it may otherwise lawfully be communicated or caused to be communicated (each such person being referred to as a “Relevant Person”). In the UK, any investment or investment activity to which the preliminary prospectus supplement relates is only available to, and the notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. Any person in the UK that is not a Relevant Person should not act or rely on this final pricing term sheet or any of its contents.

Singapore Securities and Futures Act (“SFA”) Product Classification — In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (CMP), unless otherwise specified before an offer of notes, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on

Investment Products).

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Annex D

Significant Subsidiaries

1.	AB Singapore Investments Pte Ltd - Singapore
2.	AB Global Pharma Investments GmbH - Germany
3.	AH UK Holdco 1 Ltd - UK
4.	Amerisource Receivables Financial Corporation - Delaware
5.	AmerisourceBergen Drug Corporation - Delaware
6.	AmerisourceBergen Global Holdings GmbH - Switzerland
7.	AmerisourceBergen Global Manufacturer Services GmbH - Switzerland
8.	AmerisourceBergen Group GmbH - Switzerland
9.	AmerisourceBergen International B.V. - Netherlands
10.	AmerisourceBergen International Holdings Inc. - Delaware
11.	AmerisourceBergen Luxembourg S.a.r.L. - Luxembourg
12.	AmerisourceBergen Services Corporation - Delaware
13.	AmerisourceBergen Sourcing, LLC - Delaware
14.	AmerisourceBergen Specialty Group, LLC - Delaware
15.	ASD Specialty Healthcare, LLC - California
16.	BPL Group, LLC - Delaware
17.	BPLH Ireland Unlimited Company - Ireland
18.	International Physician Networks, L.L.C. - Delaware
19.	AmerisourceBergen UK Holdings Ltd - UK
20.	World Courier Group S.à r.l - Luxembourg